Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of SIFCO Industries, Inc. (“Company”) on Form 10-Q for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (“Report”), each of the undersigned officers of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 13, 2009

/s/ Jeffrey P. Gotschall
Jeffrey P. Gotschall
Chairman of the Board and Chief Executive Officer

/s/ Frank A. Cappello
Frank A. Cappello
Vice President — Finance and Chief Financial Officer

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by SIFCO Industries, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that SIFCO Industries, Inc. specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to SIFCO Industries, Inc. and will be retained by SIFCO Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.